EXHIBIT 23.2

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended 2013 Stock Incentive Plan of SunOpta Inc. of our reports dated March 1, 2023, with respect to the consolidated financial statements of SunOpta Inc. and the effectiveness of internal control over financial reporting of SunOpta Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
August 10, 2023